Filed Pursuant to Rule 424(b)(3)
Registration No. 333-35802

Prospectus Supplement No. 14 dated April 4, 2002
to Prospectus dated May 19, 2000, as supplemented
on June 21, 2000, July 20, 2000, August 1, 2000,
September 21, 2000, January 12, 2001, February 1, 2001,
April 20, 2001, May 31, 2001, August 9, 2001, September 13, 2001,
September 19, 2001, September 28, 2001 and December 14, 2001.

E*TRADE Group, Inc.

$650,000,000 6% Convertible Subordinated Notes due February 1, 2007
and
27,542,373 Shares of Common Stock Issuable upon Conversion of the Notes

The information contained in the table appearing under the heading “Selling Securityholders” on pages 43-44 of the prospectus with respect to the Selling Securityholders named below is hereby deleted and restated with the following information:

Name of Selling Securityholder(1)	Principal Amount of Notes that May Be Sold	Percentage of Notes Outstanding	Shares of Common Stock that May Be Sold(2)
Goldman, Sachs & Company	$26,000	*	1,102
Other holders of notes or future transferees of such holders (3)	$0	*	0